EXHIBIT 99.1

SYMBOL TECHNOLOGIES ANNOUNCES SPECIAL SHAREHOLDER MEETING TO BE HELD ON JANUARY 9, 2007

HOLTSVILLE, N.Y. – December 1, 2006 – Symbol Technologies, Inc. (NYSE:SBL), The Enterprise Mobility Company™, today announced it has scheduled a special meeting of shareholders for Tuesday, January 9, 2007, to consider and vote upon the proposed agreement and plan of merger between Symbol and Motorola, Inc. (NYSE:MOT). The proposed acquisition of Symbol by Motorola was previously announced on September 19, 2006.

Symbol shareholders of record at the close of business on December 5, 2006, will be entitled to notice of the special meeting and to vote on the proposal. The special meeting will be held on Tuesday, January 9, 2007, at 9 a.m., at the law offices of Dechert LLP, 30 Rockefeller Plaza, New York. Symbol will mail its definitive proxy statement to its shareholders on or about December 8, 2006.

Symbol expects that the transaction will close as soon as possible following the special meeting of shareholders, subject to the adoption of the agreement by Symbol shareholders and receipt of necessary regulatory approvals, as well as the fulfillment of customary closing conditions. In addition to other regulatory approvals necessary prior to consummation of the transaction, Symbol and Motorola each filed pre-merger notifications with the U.S. antitrust authorities pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (HSR Act). The HSR Act’s waiting period expired on November 27, 2006.

About Symbol Technologies
Symbol Technologies, Inc., The Enterprise Mobility Company™, is a recognized worldwide leader in enterprise mobility, delivering products and solutions that capture, move and manage information in real time to and from the point of business activity. Symbol enterprise mobility solutions integrate advanced data capture products, radio frequency identification technology, mobile computing platforms, wireless infrastructure, mobility software and world-class services programs. Symbol enterprise mobility products and solutions are proven to increase workforce productivity, reduce operating costs, drive operational efficiencies and realize competitive advantages for the world’s leading companies. More information is available at www.symbol.com.

Forward-Looking Statements

Certain statements contained in this press release, including the expected timetable for completing the proposed transaction between Motorola and Symbol Technologies, future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and products, any other statements regarding Motorola’s or Symbol Technologies’ future expectations, beliefs, goals or prospects, and any statements that are not statements of historical facts might be considered forward-looking statements. While these forward-looking statements represent managements’ current judgment of future events, they are subject to risks and uncertainties that could cause actual results to differ materially from those stated in the forward-looking statements. Important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, include: (i) the parties’ ability to consummate the transaction; (ii) the conditions to the completion of the transaction may not be satisfied, or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; (iii) the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; (iv) the possibility that the parties may be unable to achieve expected synergies and operating efficiencies within the expected time-frames or at all; (v) Motorola’s ability to successfully integrate Symbol Technologies’ operations into those of Motorola and the possibility that such integration may be more difficult, time-consuming or costly than expected; (vi) revenues following the transaction may be lower than expected; (vii) operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; (viii) the retention of certain key employees at Symbol Technologies; (ix) the inability to protect either party’s intellectual property rights may weaken its competitive position; (x) certain software is licensed from third parties who require, among other things, the payment of royalties, which could affect the development and enhancement of either party’s products; (xi) third parties may claim that either party’s products infringe their intellectual property rights; and (xii) the other factors described in Motorola’s Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC, and Symbol Technologies’ Annual Report on Form 10-K for the year ended December 31, 2005 and its most recent quarterly report filed with the SEC. Motorola and Symbol Technologies assume no obligation to update or revise any forward-looking statement in this press release, and such forward-looking statements speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the proposed acquisition and required stockholder approval, Symbol has filed with the SEC a preliminary proxy statement, and a definitive proxy statement will be filed as soon as reasonably practicable. The definitive proxy statement will be mailed to Symbol’s stockholders. The stockholders of Symbol are urged to read the proxy statement and the other relevant materials when they become available because they will contain important information about the acquisition and Symbol. Investors and security holders may obtain free copies of these documents (when they are available) and other documents filed with the SEC at the SEC’s web site at www.sec.gov. In addition, investors and security holders may also obtain free copies of the documents filed by Symbol with the SEC by going to Symbol’s Investor Relations page.

Symbol and its officers and directors may be deemed to be participants in the solicitation of proxies from Symbol’s stockholders with respect to the proposed acquisition. Information about Symbol’s executive officers and directors and their ownership of Symbol common stock is set forth in the proxy statement for Symbol’s 2006 Annual Meeting of Stockholders, which was filed with the SEC on March 28, 2006. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Symbol and its respective executive officers and directors in the acquisition by reading the preliminary and definitive proxy statements regarding the acquisition, which will be filed with the SEC.

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For Symbol Technologies:
For media information:
Patricia Hall
Symbol Technologies, Inc.
631.738.5636
patricia.hall@symbol.com

For financial information:
Lori Chaitman
Symbol Technologies, Inc.
631.738.5050
lori.chaitman@symbol.com